UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 Abba Hillel Road

Ramat-Gan, Israel 5250606

(Address of principal executive offices, including zip code)

+972-3-756-4999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $15,525,00 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed by Silexion Therapeutics Corp (the “Company”) with the Securities and Exchange Commission on July 31, 2026 (the “Prior 8-K”), Professor Amnon Peled notified the Company’s Board of Directors (the “Board”) on July 30, 2026 of his resignation from the Board and all committees on which he served, including the audit committee, effective as of August 1, 2026. Professor Peled’s resignation was for personal reasons and did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective as of August 1, 2026, immediately upon the effectiveness of Professor Peled’s resignation, the Board appointed Mr. Avner Lushi, an existing independent member of the Board, to serve as a member of the audit committee of the Board, thereby immediately filling the vacancy created by Professor Peled’s resignation.

Mr. Lushi has served as a member of the Board since August 2024, when the Company’s securities were listed on the Nasdaq Stock Market. Mr. Lushi is a Managing Partner and CEO of the Guangzhou Sino-Israel Bio-industry Investment Fund (GIBF), which focuses on introducing Israeli and western life sciences companies to the Chinese market. He has extensive board experience, having served as an independent board member at numerous public companies. Mr. Lushi holds an LLM in Law from the Hebrew University of Jerusalem, and an LLB in Law and a BA in Economics from Haifa University.

The Board has determined that Mr. Lushi satisfies the independence requirements applicable to audit committee members under both Nasdaq Listing Rule 5605(c)(2)(A) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

As a result of Mr. Lushi’s appointment, the Company’s audit committee once again consists of three independent members: Dror J. Abramov (Chair and audit committee financial expert), Ruth Alon, and Avner Lushi. The Company has thereby restored full compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A), which requires a minimum of three independent members, without having relied on the cure period provided under Nasdaq Listing Rule 5605(c)(4)(B).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: August 3, 2026	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chairman and Chief Executive Officer